                                 EXHIBIT 99.1


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Meridian Industrial Trust, Inc.:

We have audited the accompanying combined statement of revenues and certain expenses of the Pizzuti Portfolio, as defined in Note 1, for the year ended December 31, 1997. This financial statement is the responsibility of the management of Meridian Industrial Trust, Inc. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations and is not intended to be a complete presentation of the revenues and expenses of the Pizzuti Portfolio.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Pizzuti Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




                                   /s/ Arthur Andersen LLP

San Francisco, California
  November 20, 1998

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                           MERIDIAN INDUSTRIAL TRUST, INC.

                          COMBINED STATEMENTS OF REVENUE AND
                      CERTAIN EXPENSES OF THE PIZZUTI PORTFOLIO
                     FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR
                 THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                                    (in thousands)

                                                           1997        1998
                                                         -----------------------
                                                                    (UNAUDITED)
 RENTAL REVENUE                                            $ 738     $ 1,387

 CERTAIN EXPENSES:
   Real estate taxes                                           6          15
   Property operating and maintenance                          5          17
                                                         -----------------------
        REVENUES IN EXCESS OF CERTAIN EXPENSES             $ 727     $ 1,355
                                                         -----------------------
                                                         -----------------------




           The accompanying notes are an integral part of these statements.

                           MERIDIAN INDUSTRIAL TRUST, INC.

                     NOTES TO COMBINED STATEMENTS OF REVENUE AND
                      CERTAIN EXPENSES OF THE PIZZUTI PORTFOLIO
                 DECEMBER 31, 1997 AND SEPTEMBER 30, 1998 (UNAUDITED)



1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES

PORTFOLIO ACQUIRED

The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the Pizzuti Portfolio (the "Pizzuti Portfolio") acquired by Meridian Industrial Trust, Inc. (the Company) on October 30, 1998. The Pizzuti Portfolio consists of the following properties:

  -  Canal Pointe Development--placed in service on December 1, 1996

  -  Carrier Corporation--placed in service on March 1, 1998

  -  Valley Records--placed in service on May 1, 1998

  -  MicroCenter--placed in service on August 4, 1998

As of October 30, 1998 all of the acquired properties were 100% occupied.

BASIS OF PRESENTATION

The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Pizzuti Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Pizzuti Portfolio; however, the Company is not aware of any material factors relating to the Pizzuti Portfolio that would cause the reported financial information not to be indicative of future operating results.

The properties are all subject to single-tenant, triple-net leases. As a result, the tenant directly pays all recurring operating expenses, including insurance, maintenance, utilities, and landscaping. The Pizzuti Portfolio pays only management fees and real estate taxes. Excluded expenses consist primarily of interest expense, depreciation and amortization, and other costs not directly related to the future operations of the Pizzuti Portfolio.

The financial information presented for the nine months ended September 30, 1998, is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses of the Pizzuti Portfolio.

REVENUE RECOGNITION

All leases are classified as operating leases, and rental revenue is recognized over the terms of the leases.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results may differ from these estimates.

2.  LEASING ACTIVITY

Future minimum rental revenues under noncancelable operating lease agreements in effect at October 1, 1998, and annually thereafter are as follows:

                        YEAR ENDING
                        DECEMBER 31,               AMOUNT
                    --------------------      -----------------
                                                (IN THOUSANDS)
                     1998 (3 months)               $    750
                     1999                             3,014
                     2000                             3,056
                     2001                             3,058
                     2002                             3,074
                     Thereafter                      14,667
                                                   --------
                     Total                         $ 27,619
                                                   --------
                                                   --------

All leases are triple-net leases whereby the individual tenants are responsible for all expenses and obligations relating to the respective property. Certain leases contain options to renew.